Exhibit 16.1

18401 Von Karman Ave, 5th Floor
Irvine, CA 92612
O 949.255.6500 F 949.255.5091
www.mcgladrey.com

October 16, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Iteris Inc.’s statements included under Item 4.01 of its Form 8-K to be filed on October 19, 2015 and we agree with such statements concerning our firm.

/s/ McGladrey LLP

McGladrey LLP